As filed with the Securities and Exchange Commission on April 25, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	87-0722777
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

250 Northwest Boulevard, Suite 202

Coeur d’ Alene, Idaho 83814

(208) 676-8321

(Address including zip code, and telephone number, including area code, of principal executive offices)

NIGHTHAWK RADIOLOGY HOLDINGS, INC. 2004 STOCK PLAN

NIGHTHAWK RADIOLOGY HOLDINGS, INC. 2006 EQUITY INCENTIVE PLAN

(Full title of the plans)

Paul E. Cartee, Esq.

Vice President and General Counsel

NightHawk Radiology Holdings, Inc.

250 Northwest Boulevard, Suite 202

Coeur d’ Alene, Idaho 83814

(208) 676-8321

(Name, address, and telephone number, including area code, of agent for service)

Copy to:

Patrick J. Schultheis, Esq.

Mark J. Handfelt, Esq.

Wilson Sonsini Goodrich & Rosati

Professional Corporation

701 Fifth Avenue, Suite 5100

Seattle, Washington 98104

(206) 883-2500

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Maximum Amount to be Registered(1)		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock $0.001 par value	1,803,574 shares	(2)	$3.83	(3)	$6,907,688.42	$739.13
Common Stock $0.001 par value	62,352 shares	(4)	$23.05	(3)	$1,437,213.60	$153.79
Common Stock $0.001 par value	1,571,879 shares	(5)	$22.48	(6)	$35,335,839.92	$3,780.94
TOTAL	3,437,805 shares		—		$43,680,741.94	$4,673.86

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2004 Stock Plan or the 2006 Equity Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration that increases the number of the Registrant’s outstanding shares of common stock.
(2)	For the sole purpose of calculating the registration fee, the number of shares to be registered under this Registration Statement has been broken down into three subtotals. This subtotal represents the sum of shares issuable upon exercise of outstanding options granted under the 2004 Stock Plan as of the date of this Registration Statement. No additional options will be issued under the 2004 Stock Plan.
(3)	Offering prices of options that are outstanding as of the date of this Registration Statement are computed in accordance with Rule 457(h) based on the weighted average exercise price (rounded to the nearest cent) of the outstanding options. Offering prices are estimated solely for the purpose of calculating the registration fee.
(4)	This subtotal represents the registration of the shares issuable under the 2006 Equity Incentive Plan as of the date of this Registration Statement.
(5)	This subtotal represents the registration of an aggregate of 1,571,879 shares available for issuance under the 2006 Equity Incentive Plan. This amount includes 11,047 shares authorized but not issued under the 2004 Stock Plan, which became issuable under the 2006 Equity Incentive Plan upon the closing of the registrant’s initial public offering and an additional 23,184 shares which were subject to options outstanding under the 2004 Stock Plan as of the date of the registrant’s initial public offering but which have since been cancelled and are now available for issuance under the 2006 Equity Incentive Plan.
(6)	Offering prices of awards that have not yet been granted as of the date of this Registration Statement are computed in accordance with Rule 457(c) and 457(h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee based upon the price of $22.48 per share, the average of the high and low prices of the Common Stock of the Company on April 13, 2006 on the Nasdaq National Market.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

REGISTRATION STATEMENT ON FORM S-8

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in this Item 1 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2. Registration Information and Employee Plan Annual Information.

The documents containing the information specified in this Item 2 will be sent or given to employees, officers, directors or others as specified by Rule 428(b)(1) under the Securities Act. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed by NightHawk Radiology Holdings, Inc. (the “Registrant”) with the Securities and Exchange Commission:

(1) The Company’s Current Report on Form 8-K dated March 9, 2006.

(2) The Company’s Annual Report on Form 10-K dated March 30, 2006.

(3) The description of the Registrant’s common stock under the heading “Description of Capital Stock” in the prospectus forming a part of the Company’s Registration Statement on Form S-1 (File No. 333-128820), as amended, which description has been incorporated by reference in Item 1 of the Company’s Registration Statement on Form 8-A filed with the Commission on February 6, 2006 (File No. 000-51786), pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

All documents filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

None.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.

As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s amended and restated certificate of incorporation includes provisions that eliminate the personal liability of its directors and officers for monetary damages for breach of their fiduciary duty as directors and officers.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the amended and restated bylaws of the Registrant provide that:

•	The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

•	The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•	The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•	The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•	The rights conferred in the amended and restated bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•	The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant’s policy is to enter into separate indemnification agreements with each of its directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law and also provides for certain additional procedural protections. The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.

These indemnification provisions and the indemnification agreements entered into between the Registrant and its officers and directors may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws.

4.3(3)	2004 Stock Plan.

4.4(4)	Form of Stock Option Agreement under the 2004 Stock Plan.

4.5(5)	2006 Equity Incentive Plan.

4.6(6)	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(3)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(4)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(5)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.
(6)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (i) and (ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, NightHawk Radiology Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Coeur d’Alene, State of Idaho, on this 25th day of April, 2006.

NIGHTHAWK RADIOLOGY HOLDINGS, INC.

By:	/s/ Paul E. Berger, M.D.
Paul E. Berger, M.D.
President and Chief Executive Officer
(Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Paul E. Berger, M.D., Christopher R. Huber and Paul E. Cartee, and each of them, as his attorneys-in-fact, with full power of substitution in each, for him in any and all capacities to sign any and all amendments to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Paul E. Berger, M.D. Paul E. Berger, M.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2006

/s/ Christopher R. Huber Christopher R. Huber	Chief Financial Officer, Vice President of Operations and Director (Principal Financial Officer)	April 25, 2006

/s/ Jon D. Berger Jon D. Berger	Vice President, Sales, Marketing and Business Development and Director	April 25, 2006

/s/ David J. Brophy, Ph.D. David J. Brophy, Ph.D.	Director	April 25, 2006

/s/ Peter Y. Chung Peter Y. Chung	Director	April 25, 2006

/s/ Timothy M. Mayleben Timothy M. Mayleben	Director	April 25, 2006

/s/ William G. Bradley, M.D., Ph.D. William G. Bradley, M.D., Ph.D.	Director	April 25, 2006

/s/ Peter P. Hausback Peter P. Hausback	Vice President and Chief Accounting Officer (Principal Accounting Officer)	April 25, 2006

INDEX TO EXHIBITS

Exhibit Number	Description
4.1(1)	Amended and Restated Certificate of Incorporation.

4.2(2)	Amended and Restated Bylaws.

4.3(3)	2004 Stock Plan.

4.4(4)	Form of Stock Option Agreement under the 2004 Stock Plan.

4.5(5)	2006 Equity Incentive Plan.

4.6(6)	Forms of Stock Option Agreement under the 2006 Equity Incentive Plan.

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (see Exhibit 5.1).

24.1	Power of Attorney (see page II-5).

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(2)	Incorporated by reference to Exhibit 3.2 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(3)	Incorporated by reference to Exhibit 10.2 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(4)	Incorporated by reference to Exhibit 10.3 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on October 5, 2005.
(5)	Incorporated by reference to Exhibit 10.4 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.
(6)	Incorporated by reference to Exhibit 10.5 to the Registrant’s Registration Statement (No. 333-128820) on Form S-1, as amended, filed on January 24, 2006.